Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 22, 2022 (including amendments thereto), with respect to the shares of Common Stock of Akumin Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 22, 2022

SCW Capital Management, LP

By:	Trinity Investment Group, LLC,
its general partner

By:	/s/ John R. Wagner
Name:	John R. Wagner
Title:	Co-Managing Member

SCW Capital, LP

By:	Trinity Investment Group, LLC,
its general partner

By:	/s/ John R. Wagner
Name:	John R. Wagner
Title:	Co-Managing Member

SCW Capital QP, LP

By:	Trinity Investment Group, LLC,
its general partner

By:	/s/ John R. Wagner
Name:	John R. Wagner
Title:	Co-Managing Member

SCW Single-Asset Partnership, LP

By:	Trinity Investment Group, LLC,
its general partner

By:	/s/ John R. Wagner
Name:	John R. Wagner
Title:	Co-Managing Member

Trinity Investment Group, LLC

By:	/s/ John R. Wagner
Name:	John R. Wagner
Title:	Co-Managing Member

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